                       SECURITIES AND EXCHANGE COMMISSION


                             ----------------------



                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


APRIL 15, 1997                                      COMMISSION FILE NUMBER 1-496


                             ----------------------

                              HERCULES INCORPORATED

                             A DELAWARE CORPORATION
                  I.R.S. EMPLOYER IDENTIFICATION NO.51-0023450
                                 HERCULES PLAZA
                            1313 NORTH MARKET STREET
                         WILMINGTON, DELAWARE 19894-0001
                                 (302) 594-5000

                   INFORMATION TO BE INCLUED IN THE REPORT

ITEMS 1, 3, 4, 5, 6, 7(a), 8 and 9 are not applicable and are omitted from this report.


ITEM 2.  ACQUISITION/DISPOSITION OF ASSETS


        Prior to March 31, 1997, Tastemaker U.S. and Tastemaker B.V. were globally engaged, both directly and indirectly through their respective subsidiaries, in the development, manufacture and sale of ingredients and compounds used primarily to provide flavor or taste in food and beverage products (the "Flavor Business"). Tastemaker U.S., a Delaware general partnership, was owned 50% by Fries & Fries Inc., a wholly-owned Delaware subsidiary of Mallinckrodt, Inc. ("F&F"), 40% by Hercules Flavor, Inc. and 10% by Hercules Credit, Inc. (both wholly-owned domestic subsidiaries of Hercules Incorporated). Tastemaker B.V. was owned 49.5% by F&F, 49.5% by Hercules Nederland B.V., a wholly-owned Dutch subsidiary of Hercules Incorporated ("HNBV"), and 1% by Tastemaker U.S.

        On March 31, 1997 HNBV transferred its 49.5% interest in Tastemaker B.V. to Givaudan-Roure (International) SA, a Swiss corporation ("GRI") in exchange for $76,560,104. Also on March 31, 1997, Mallinckrodt Inc. contributed all of the capital stock of F&F to Givaudan-Roure (United States), Inc., a Delaware corporation ("GRUSI"), in exchange for 88,941.349 shares of non-voting 5.5% Redeemable Preferred Stock of GRUSI. GRUSI is directly or indirectly wholly-owned by Roche Holdings, Inc., a Delaware corporation ("Roche"). Immdediately thereafter, F&F withdrew as a partner in Tastemaker U.S., leaving Hercules Flavor, Inc., and Hercules Credit, Inc., as the remaining partners. Pursuant to the F&F withdrawal, (i) Tastemaker U.S. transferred all of the then operating assets of Tastemaker U.S. (other than certain financial assets which remain with Tastemaker U.S.) to F&F in redemption of F&F's partnership interest and (ii) F&F assumed all of the liabilities of Tastemaker U.S., including then existing debt of approximately $500,000,000.

        After the F&F withdrawal, Tastemaker U.S. retained financial assets of $526,529,790 (i.e. cash of $26,529,790 and a $500,000,000 New Flana LLC Fixed
Rate Note). The Note is payable to Tastemaker U.S. and accrues interest at a fixed annual rate of 6.217 percent payable semiannually. Principal on the Note is due August 16, 2002.

        After the F&f withdrawal, Tastemaker U.S. remains a Delaware partnership, the interests in which are entirely owned by Hercules Flavor and Hercules Credit. It is expected that the name of Tastemaker U.S. will be changed and its business activities will include financial services, and not the Flavor Business.

        The value or benefits derived by HNBV is connection with the transfer of its interest in Tastemaker B.V. was determined through arms-length negotiation based upon the value of Tastemaker B.V. on the date of such closing. The value or benefits derived by Hercules Flavor, Hercules Credit and Hercules Incorporated in connection with the above mentioned transactions was determined through arms-length negotiation based upon the value of Tastemaker U.S. on the date of closing.

        Except as described in this report, there does not exist any material relationship between Roche, GRI and/or GRUSI, on the one hand, and Hercules Incorporated or any of its affiliates, any director or officer of Hercules Incorporated, or any associate of any such director or officer, on the other hand.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (b)  PRO FORMA FINANCIAL INFORMATION

             Hercules Incorporated has not yet fully determined the financial consequences of the transactions described under Item 2; however, it believes that there will be a gain reported (net of associated costs and expenses) as a result of such transactions. After such determination, the gain will be reported promptly in a filing made under applicable rules and regulations of the Securities Exchange Act of 1934.


        (c) EXHIBITS:

            Number         Description

            2.1            Agreement dated February 4, 1997 among Mallinckrodt Inc.,
                           Hercules Incorporated, Roche Holdings, Inc., and Givaudan-Roure
                           (International) SA

            2.2            First Amendment to Agreement dated March 28, 1997 among
                           Mallinckrodt Inc., Hercules Incorporated, Roche Holdings, Inc.,
                           and Givaudan-Roure (International) SA

            2.3            Purchase and Sale Agreement dated February 4, 1997 among
                           Hercules Incorporated, Hercules Nederland B.V, and
                           Givaudan-Roure (International) SA

            2.4            Amended and Restated U.S. Partnership Agreement dated February
                           4, 1997 among Hercules Credit, Inc., Hercules Flavor, Inc., and
                           Fries & Fries, Inc.


                                   Signatures

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto fully authorized.


                                         Hercules Incorporated

                                      By /s/ Israel J. Floyd
                                         -------------------------------------
                                         Israel J. Floyd, Corporate Secretary
                                         and Assistant General Counsel